Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TARGA RESOURCES CORP.
     Targa Resources Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
     1. The original Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on October 27, 2005 and the Corporation’s name under which it was originally incorporated was “Targa Resources Investments Inc.”
     2. This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) has been declared advisable by the board of directors of the Corporation (the “Board”), duly adopted by the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 228, 242 and 245 of the DGCL.
     3. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:
     FIRST: The name of the corporation is Targa Resources Corp.
     SECOND: The address of the Corporation’s registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
     THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 400 million shares of capital stock, classified as (i) 100 million shares of preferred stock, par value $0.001 per share (“Preferred Stock”), and (ii) 300 million shares of common stock, par value $0.001 per share (“Common Stock”).
     The designations and the powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:
     1. Provisions Relating to the Preferred Stock.

          (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, rights, qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board as hereafter prescribed (a “Preferred Stock Designation”).
          (b) Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to each class or series of the Preferred Stock, including, but not limited to, the following:
               (i) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;
               (ii) the number of shares to constitute the class or series and the designations thereof;
               (iii) the preferences, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;
               (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;
               (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;
               (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;
               (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
               (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and
               (ix) such other special rights and protective provisions with respect to any class or series as may to the Board seem advisable.
          (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.
     2. Provisions Relating to the Common Stock.
          (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.
          (b) Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
          (c) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board at any time and from time to time out of any funds of the Corporation legally available therefor.
          (d) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any class or series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution or winding-up of the Corporation, as such terms are used in this paragraph (d), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.
          (e) Effective immediately upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each 2.033839048 shares of Common Stock, par value $0.001 per share (“Old Common Stock”), issued at such time shall be and hereby is automatically reclassified and changed into one share (the “Reverse Stock Split”) of Common Stock without any action by the holder thereof. Shares of Old Common Stock that are held by stockholders shall be aggregated for purposes of determining the total number of shares of Common Stock issuable to each stockholder in the Reverse Stock Split. No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Instead, at the Effective Time, the Corporation may, in lieu of delivering such fractional share, elect (on a stockholder by stockholder basis) to (i) pay an amount in cash to the holder of such fractional interest equal to the price per share to the public in the Corporation’s initial public offering as of the date hereof (the “Qualified Public Offering”), (ii) (x) round the total shares delivered up to the next highest round number of shares or (y) round the total shares delivered down to the previous round number of shares, or (iii) adjust the whole number of shares to be received by a holder as a result of the Reverse Stock Split as may be determined to be necessary in the discretion of the Corporation to facilitate the Qualified Public Offering. Effective as of the Effective Time, the certificates outstanding and previously representing shares of Old Common Stock shall, until surrendered and exchanged, be deemed, for all corporate purposes, to represent one share of Common Stock for each 2.033839048 shares of Old Common Stock previously represented by such certificates.
     3. General.
          (a) Subject to the foregoing provisions of this Certificate of Incorporation and any then-existing Preferred Stock Designation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.
          (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board. The Board shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.
          (c) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.
     FIFTH: The number of directors which shall constitute the entire Board shall be as specified in, or determined in the manner provided in, the bylaws of the Corporation and shall be divided into three classes as determined by a resolution of the Board: Class I, Class II and Class III. Each director shall serve for a term ending on the third annual meeting following the annual meeting of stockholders at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 2010, the directors first elected to Class II shall serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 2011, and the directors first elected to Class III shall serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 2012. Each director shall hold office until the annual meeting of stockholders at which such director’s term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.
     At such annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall have designated one or more directorships whose terms then expire as directorships of another class in order to more nearly achieve equality of number of directors among the classes.
     Unless and except to the extent that the bylaws of the Corporation so provide, the election of directors need not be by written ballot. In the event of any changes in the authorized number of directors, each director then continuing to serve shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his current term, or his prior death, resignation or removal. The Board shall specify the class to which a newly created directorship shall be allocated.
     SIXTH: Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation or the Board pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. The person or persons authorized to call special meetings of the Board may fix the place and time of the meetings.
     SEVENTH: In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware (“Delaware Law”), the Board is expressly authorized to adopt, amend or repeal the bylaws of the Corporation by a majority vote of the total number of directors which the Corporation would have if there were no vacancies, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise; provided, however, that, the provisions of this Seventh Article notwithstanding, bylaws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of holders of not less than 66 2/3% in voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors (considered for this purpose as one class).
     EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
     NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director.
     The Corporation shall indemnify any person who was, is or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (each, a “Subject Enterprise”) to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall inure to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Ninth Article is in effect.
     In the event that any indemnified person has indemnification rights against, or otherwise has rights to receive indemnification from, one or more Subject Enterprises with respect to or on account of a proceeding giving rise to similar indemnification obligations on the part of the

Corporation to such indemnified person, (i) the indemnification rights contained in this Certificate of Incorporation shall be subordinate to any indemnification rights provided by such Subject Enterprise(s) and (ii) such indemnified person shall be entitled to indemnification from the Corporation only to the extent such Subject Enterprise(s) fail to provide or are not otherwise obligated to provide indemnification for such proceeding. In the event the Corporation shall be obligated to indemnify any indemnified person pursuant to the foregoing clause (ii), the Corporation shall be subrogated to all rights of such indemnified person against, or otherwise to receive indemnification from, each Subject Enterprise with respect to or on account of the proceeding giving rise to the Corporation’s obligation to indemnify such indemnified person pursuant to the foregoing clause (ii), including without limitation any and all rights of such indemnified person to indemnification from such Subject Enterprise under the articles or certificate of incorporation, bylaws, regulations, limited liability company agreement, partnership agreement or other organizational documents of such Subject Enterprise or any agreement between such indemnified person and such Subject Enterprise.
     Any modification, repeal or amendment of this Ninth Article shall be prospective only and shall not affect any limitation on liability of a director or officer, limit the rights of any such director or officer or limit the obligations of the Corporation, in each case with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such modification, repeal or amendment of this Ninth Article. Such right shall include the right to be paid by the Corporation expenses (including without limitation attorneys’ fees) actually and reasonably incurred by him in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board or any committee thereof, independent legal counsel or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor any actual determination by the Corporation (including its Board or any committee thereof, independent legal counsel or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advance is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.
     The Corporation may also indemnify any employee or agent of the Corporation or a Subject Enterprise to the fullest extent permitted by law.
     As used herein, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative

(other than an action by or in the right of the Corporation), any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.
     TENTH: To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in any business opportunity, transaction or other matter in which Warburg Pincus LLC or any private fund that it manages or advises (the “Sponsor”) (other than the Corporation and its subsidiaries), their officers, directors, partners, employees or other agents who serve as a director of the Corporation, Merrill Lynch Ventures L.P. 2001, its affiliates (other than the Corporation and its subsidiaries), and any portfolio company in which such entities or persons has an equity interest (other than the Corporation and its subsidiaries) (each, a “Specified Party”) participates or desires or seeks to participate in and that involves any aspect of the energy business or industry, unless any such business opportunity, transaction or matter is (a) offered to such Specified Party in its capacity as a director of the Corporation and with respect to which no other Specified Party (other than a director of the Corporation) independently receives notice or otherwise identifies such business opportunity, transaction or matter or (b) identified by such Specified Party solely through the disclosure of information by the Corporation or on the Corporation’s behalf, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.
     Neither the amendment nor repeal of this Tenth Article, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).
     If any provision or provisions of this Tenth Article shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Tenth Article (including, without limitation, each portion of any paragraph of this Tenth Article containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Tenth Article (including, without limitation, each such portion of any paragraph of this Tenth Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

     This Tenth Article shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Corporation under this Certificate of Incorporation or applicable law. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Tenth Article.
     ELEVENTH: Subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.
     TWELFTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in this Certificate of Incorporation or bylaws of the Corporation, from time to time, to amend this Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation.
     THIRTEENTH: (a) The Corporation hereby elects not to be governed by Section 203 of the DGCL, as now in effect or hereafter amended, or any successor statute thereto (the “Delaware Takeover Statute”) until such time as an Ownership Triggering Event (as defined below) occurs whereupon the Corporation will, after the occurrence of the Ownership Triggering Event, be governed by the Delaware Takeover Statute.
          (b) An “Ownership Triggering Event” shall have occurred when (i) (A) the Sponsor ceases to Own (as defined below) shares of Sponsor Stock (as defined below) that represent 15% or more of the outstanding Common Stock and (B) no Sponsor Related Holder (as defined below) has filed a document (on or before the tenth day following the date that the Sponsor ceases to Own shares of Sponsor Stock that represent 15% or more of the outstanding Common Stock) pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that includes a statement (whether or not such statement is required by the Exchange Act) that such Sponsor Related Holder Owns shares of Sponsor Stock that represent 15% or more of the outstanding Common Stock, or (ii) at such time that (A) Sponsor has ceased to Own Sponsor Stock that represents 15% or more of the outstanding shares of Common Stock and (B) no Sponsor Related Holder Owns shares of Sponsor Stock that represent 15% or more of the outstanding shares of Common Stock.
          (c) For purposes of this Thirteenth Article, (i) “Sponsor Stock” means Common Stock which is Owned by Sponsor immediately following the closing of the initial public offering of Common Stock by the Corporation, (ii) “Own” has the meaning ascribed to such term in the Delaware Takeover Statute, and (iii) “Sponsor Related Holder” means any person or entity who is a direct or indirect transferee of Sponsor Stock by the Sponsor , as well as any “group” (within the meaning of Rule 13d-5 of the Exchange Act) that includes any of the foregoing persons or entities, provided a Sponsor Related Holder will not include any such transferee that acquires Sponsor Stock pursuant to (A) an underwritten public offering, (B) a sale under Rule 144 under the Securities Act of 1933, as amended, or (C) a distribution by Sponsor or any direct or indirect transferee to more than 20 persons or entities.

     FOURTEENTH: Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the bylaws), the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of this Certificate of Incorporation.
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     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this 10th day of December, 2010.

TARGA RESOURCES CORP.
By:	/s/ Rene Joyce
	Name:	Rene Joyce
	Title:	Chief Executive Officer